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                                                                    EXHIBIT 99.3


                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

        This Amendment No. 2 to Rights Agreement (this "Amendment No. 2") by and between Western Digital Corporation, a Delaware corporation (the "Corporation") and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), as amended, is effective as of April 6, 2001. Capitalized terms used herein but not defined herein shall have their defined meanings set forth in the Rights Agreement by and between the Corporation and the Rights Agent, effective as of October 15, 1998 (the "Rights Agreement").

                                   BACKGROUND

        A. The Corporation and the Rights Agent entered into the Rights Agreement effective as of October 15, 1998 and an Amendment to the Rights Agreement.

        B. The Board of Directors of the Corporation has approved the adoption by the Corporation of a holding company organizational structure in accordance with Section 251(g) of the Delaware General Corporation Law (the "DGCL"). The holding company organizational structure will be effected pursuant to an Agreement and Plan of Merger to Form Holding Company (the "Merger Agreement"), among the Corporation (which will be renamed Western Digital Technologies, Inc. at the effective time of the Merger), Western Digital Holdings, Inc. ("Holdings," the new holding company which will be renamed Western Digital Corporation at the effective time of the Merger), and WD Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Merger Sub"). The Merger Agreement provides for the merger of Merger Sub with and into the Corporation, with the Corporation continuing as the surviving corporation and as a wholly owned subsidiary of Holdings (the "Merger"). Pursuant to Section 251(g) of the DGCL, stockholder approval of the Merger is not required. As a result of the Merger, which will be consummated on or about April 6, 2001, each share of the Corporation's common stock, par value $.01 per share ("Western Digital Common Stock") issued and outstanding or held in treasury will be converted into one share of Holdings' common stock, par value $.01 per share ("Holdings Common Stock").

        C. In the Merger Agreement, the Corporation agrees to take all actions necessary so that at the effective time of the Merger, the Rights Agreement and all issued and outstanding preferred stock purchase rights issued pursuant to the Rights Agreement ("Western Digital Rights") shall terminate. On or prior to the effective time of the Merger, Holdings shall adopt a rights agreement (the "Holdings Rights Agreement") with substantially the same terms as the Rights Agreement and shall declare a dividend of one preferred stock purchase right (a "Holdings Right") for each outstanding share of Holdings Common Stock, which shall be distributed at the effective time of the Merger, pursuant to the terms and conditions more fully set forth in the Holdings Rights Agreement.

        D. The Board of Directors of the Corporation has resolved that the Rights Agreement shall be supplemented as set forth herein without the approval of holders of certificates representing shares of Western Digital Common Stock.

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                                    AGREEMENT

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Pursuant to Section 27 of the Rights Agreement, and notwithstanding any other provision in the Rights Agreement, as amended, it is hereby agreed that:

               (i) neither the execution of the Merger Agreement, nor the Merger shall trigger any rights or obligations under the Rights Agreement, cause a Distribution Date, Stock Acquisition Date, Section 11(a)(ii) Event or Section 13 Event to occur, or have any other effect on the Rights Agreement or the Western Digital Rights; and

               (ii) at the effective time of the Merger, without any further action by the Board of Directors of the Corporation or the Rights Agent and without any notice, the Rights Agreement and all issued and outstanding Western Digital Rights shall terminate and expire and an Expiration Date shall occur, without redemption or exchange of the Western Digital Rights.

        2. Except as expressly set forth in this Amendment No. 2 all other terms of the Rights Agreement, as previously amended, shall remain in full force and effect.

        3. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

        4. This Amendment No. 2 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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        IN WITNESS WHEREOF, the Corporation and the Rights Agent have executed this Amendment No. 2 effective as of the date first above written.

                                 THE CORPORATION:

                                 WESTERN DIGITAL CORPORATION,
                                 A DELAWARE CORPORATION


                                 By: /s/  Michael A. Cornelius
                                     ------------------------------------------
                                     Michael A. Cornelius
                                     Vice President, Law and Administration and
                                     Secretary

                                 THE RIGHTS AGENT:

                                 AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                 A NEW YORK CORPORATION


                                 By:  /s/  Herbert J. Lemmer
                                     ------------------------------------------
                                 Name: Herbert J. Lemmer
                                 Title: Vice President